           As filed with the Securities and Exchange Commission on June 30, 1998
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                -----------------------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                -----------------------------------------------

                                  LECG, INC.
            (Exact name of registrant as specified in its charter)


        California                                      94-3063119
        ----------                                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                   Identification Number)

                              2000 Powell Street
                         Emeryville, California 94608
                                (510) 653-9800
                   (Address of Principal Executive Offices)
                -----------------------------------------------

                            1997 Stock Option Plan
                       1997 Employee Stock Purchase Plan
                          (Full titles of the plans)
                -----------------------------------------------

                                Thomas M. Jorde
                                   President
                                  LECG, Inc.
                              2000 Powell Street
                         Emeryville, California 94608
                    (Name and address of agent for service)
                                (510) 653-9800
         (Telephone number, including area code, of agent for service)
                -----------------------------------------------
                                  Copies to:

                           Michael J. Danaher, Esq.
                                Selim Day, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493-9300

================================================================================


                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                             Proposed       Proposed
                                                             maximum        maximum
                                                 Amount      offering      aggregate      Amount of
Title of securities                              to be        price         offering     registration
to be registered                               registered   per share        price           fee
------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share)
 reserved for issuance under the 1997 Stock
 Option Plan                                   1,500,000   $14.9688 (1)   $22,453,200.00    $6,623.69
------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share)
 reserved for issuance pursuant to the 1997
 Employee Stock Purchase Plan                    500,000   $12.7234 (2)   $ 6,361,700.00    $1,876.70
------------------------------------------------------------------------------------------------------
     Total                                     2,000,000                  $28,814,900.00    $8,500.40
======================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share was determined by reference to the fair market value of the Common Stock (the "FMV"), or, the average of the high and low sale prices reported by the New York Stock Exchange on June 29, 1998.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share was determined to be 85% of the FMV.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by LECG, Inc. (the "Company" or the "Registrant"):

   1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

   3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   4. Proxy Statement, filed as of April 3, 1998 in connection with the Annual Meeting of Shareholders held on April 24, 1998.


   All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati ("WSGR"), Palo Alto, California. Mario Rosati, a member of WSGR, is a Director of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 317 of the California Corporations Code allows for indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article IV of the Registrant's Restated Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent not prohibited by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.


ITEM 8.  EXHIBITS.

Exhibit
Number
-------
 4.1     1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's S-1 Registration
         Statement).*
 4.2     1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant's S-1
         Registration Statement).*
 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to the legality of the securities.
23.1     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2     Consent of Arthur Andersen LLP, Independent Accountants.
24.1     Power of Attorney (included in signature page hereof).

_______________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-37989), as amended, which was declared effective by the Commission on December 18, 1997.


ITEM 9.  UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Emeryville, State of California, on June 30, 1998.

                              LECG, INC.

                              By:  /s/ THOMAS M. JORDE
                                  ---------------------------------------------
                                  Name:  Thomas M. Jorde
                                  Title: President

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, David J. Teece, Thomas M. Jorde and Kimberly D. Gilmour, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURE                          TITLE                          DATE
-------------------------  ---------------------------------------   -------------
/s/ DAVID J. TEECE         Chairman of the Board                     June 30, 1998
-------------------------
David J. Teece

/s/ THOMAS M. JORDE        President  (Principal Executive Officer)  June 30, 1998
-------------------------
Thomas M. Jorde

/s/ KIMBERLY D. GILMOUR    Chief Financial Officer (Principal        June 30, 1998
-------------------------  Financial and Accounting Officer)
Kimberly D. Gilmour

/s/  RICHARD J. GILBERT    Director                                  June 30, 1998
-------------------------
Richard J. Gilbert

/s/ ROBERT G. HARRIS       Director                                  June 30, 1998
-------------------------
Robert G. Harris

/s/ GORDON C. RAUSSER      Director                                  June 30, 1998
-------------------------
Gordon C. Rausser

/s/ MARIO M. ROSATI        Director                                  June 30, 1998
-------------------------
Mario M. Rosati

                           Director
-------------------------
William J. Spencer

                               INDEX TO EXHIBITS


Exhibit
Number
-------
 4.1     1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's S-1 Registration
         Statement).*
 4.2     1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant's S-1
         Registration Statement).*
 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to the legality of the securities.
23.1     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2     Consent of Arthur Andersen LLP, Independent Accountants.
24.1     Power of Attorney (included in signature page hereof).

________________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-37989), as amended, which was declared effective by the Commission on December 18, 1997.